UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 9, 2022 (March 8, 2022)

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Dr. Jonathan Javitt

On March 8, 2022, Dr. Jonathan Javitt, MD, MPH, announced his retirement from his position as Chief Executive Officer of NRx Pharmaceuticals, Inc. (the “Company”), effective immediately. As part of the transition, Dr. Javitt has agreed to serve as Chief Scientist and remain on the Company’s board of directors (the “Board”).

Pursuant to a consulting agreement between the Company and Dr. Javitt, dated as of March 8, 2022 (the “Javitt Consulting Agreement”), Dr. Javitt will provide consulting services to the Company for a period of one year, including reviewing and providing scientific and strategic advice to the Company’s executive officers. The Javitt Consulting Agreement provides for the payment of $250,000 to Dr. Javitt and commencing on the third month of the Javitt Consulting Agreement, a payment of $75,000 per month, subject to Dr. Javitt’s continued performance of his obligations under the Javitt Consulting Agreement.

The foregoing summary of the material terms of the Javitt Consulting Agreement is subject to the full and complete terms of the Javitt Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Mr. Robert Besthof as Interim Chief Executive Officer

On March 8, 2022, the Board appointed Mr. Robert Besthof to serve as Interim Chief Executive Officer of the Company during the transition.

Mr. Besthof has served as the Company’s Head of Operations and Chief Commercial Officer for us or our predecessor since 2016 where he was responsible for managing the Company’s operations, partnerships and therapeutics pipeline. Prior to joining our predecessor, Mr. Besthof served as Vice President of Global Commercial Development for Neuroscience & Pain at Pfizer and also held positions at Eli Lily and Wyeth. Mr. Besthof has managed numerous specialty disease area business lines and has deep experience identifying commercial pathways and markets, launching breakthrough products and closing numerous licensing deals. Mr. Besthof began his career at Deutsche Bank and various consulting firms. Mr. Besthof holds a B.A. from Case Western Reserve University and a Master’s Degree in International Management from the Thunderbird School of Global Management.

Mr. Besthof has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Besthof had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Arrangements with Mr. Besthof

On March 9, 2022, Mr. Besthof on behalf of his personal services corporation entered into a letter agreement with the Company (the “Besthof Letter Agreement”). The Besthof Letter Agreement supplements the consulting agreement entered into by and between the Company and Mr. Besthof’s personal service corporation, dated as of March 1, 2016, as amended on October 23, 2020. The Besthof Letter Agreement provides for an aggregate monthly payment of $41,667 (of which $19,667 is for services as the Interim Chief Executive Officer) to Mr. Besthof for total annual payments at an annual rate of approximately $500,000 and a special payment for 2022 of up to $250,000 based on achievement of certain performance metrics to be determined by the Board. The Besthof Letter Agreement also provides for the grant of stock options (the “Options”) to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.61 per share (the closing price on the date of grant). The Options vest on March 8, 2023, subject to Mr. Besthof’s continued service with the Company.

Mr. Besthof will be considered for the position of permanent Chief Executive Officer and pursuant to the Besthof Letter Agreement, Mr. Besthof will receive the additional payment of $19,667 per month as Interim Chief Executive Officer for at least six months, unless he resigns or is terminated for “cause” (as defined in the Besthof Letter Agreement). If Mr. Besthof is terminated by the Company without “cause” or, under limited circumstances, he resigns,

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he may receive separation payments of up to six months of pay, the special payment, to the extent not yet paid, and vesting of his Options. Mr. Besthof will also be entitled to customary indemnification and directors and officers insurance coverage.

The foregoing summary of the material terms of the Besthof Letter Agreement is subject to the full and complete terms of the Besthof Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 8, 2022, the Company issued a press release announcing the leadership transition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s Interim Chief Executive Officer confirmed that given the changing global geopolitical environment, the Company will narrow its geographic focus on strategic priorities that are principally based in the United States. These are the development and approval of ZYESAMI®  (aviptadil) for treatment of Critical COVID-19 and other applications, advancing the Company’s psychiatric portfolio, including NRX-101. The Company will also continue to evaluate the global market, partnership and development opportunities for the BriLife™ vaccine for the prevention of COVID-19.

In light of the Company’s strategic focus and the ongoing hostilities in Eastern Europe, and following recent changes in the Ministry of Health in the nation of Georgia, the Company at this time will not be pursuing opportunities in Georgia (which neighbors Russia and Ukraine), elsewhere in the Caucasus region or Europe. In addition, the Board has determined that it could not confirm the current status or effectiveness of the authorization for emergency use of the Company’s COVID-19 therapeutic drug ZYESAMI®  in Georgia. Although the Company engaged in an initial training of physicians, to date, the Company has not sold any doses of ZYESAMI®  in Georgia. At this time, the Company has ceased efforts to pursue further regulatory drug interactions in Georgia or to conduct clinical trials there.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement by and between NRx Pharmaceuticals, Inc. and Jonathan C. Javitt, dated as of March 8, 2022.
10.2	Letter Agreement by and between NeuroRx, Inc. and REBes Consulting LLC- Robert Besthof, dated as of March 9, 2022.
99.1	Press Release, dated March 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date:	March 9, 2022	By:	/s/ Alessandra Daigneault
		Name:	Alessandra Daigneault
		Title:	Chief Corporate Officer, General Counsel, Secretary & Acting Treasurer

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